SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement.

On January 22, 2014, CodeSmart Holdings, Inc. (the “Company”) sold to JMJ Financial (the “Investor”) for the sale of a Convertible Promissory Note (the “Note”) to purchase shares of common stock, par value $.0001 per share (“Common Stock”) for gross proceeds of initially $100,000 (the “Offering”).  The Offering is contemplating the sale of the Note up to aggregate gross proceeds of $270,000. The Note has 10% original issue discount and the Company will pay 8% of the outstanding principal to the Investor as due diligence expenses. If the Company repays the Note within 90 days from the original issuance, there is no interest on such repayment. If the Company repays the Note after the 90th day after the original issuance, then the Company shall pay a one-time 12% interest on the outstanding principal. The Note is convertible, at the option of the Investor, into shares of the Company’s Common Stock at the lesser of $1.25 or 65% of the lowest trade price in the preceding 25 trading days. The Investor is also entitled to piggy-back registration rights with respect to the shares of Common Stock that are issuable upon conversion of the Note.

The foregoing description of the terms of the Note is qualified in its entirety by reference to the provisions of the Note which are included as Exhibit 4.1 to this Current Report and are incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities.

The above referenced issuance of the Company’s securities in the Offering was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuance.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Form of Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: January 28, 2014	By:	/s/ Diego E. Roca
Name: Diego E. Roca
Title: Chief Financial Officer

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